EXHIBIT 4.55
Execution Version
SECURITY AGREEMENT
     THIS SECURITY AGREEMENT, dated as of October 21, 2008 (as amended, restated, supplemented, extended or otherwise modified from time to time, this “Agreement”), between XINHUA FINANCE MEDIA LIMITED, a Cayman Islands limited company (the “Grantor”), and PATRIARCH PARTNERS AGENCY SERVICES, LLC, a Delaware limited liability company, as agent for itself and for the benefit of the Lenders (as defined in the Credit Agreement referenced below) (in such capacity, the “Agent”).
W I T N E S S E T H:
     WHEREAS, the Grantor has entered into that certain Credit Agreement, dated as of the date hereof, among the Grantor, the Subsidiaries of the Grantor from time to time guarantors thereunder, the lenders from time to time party thereto (the “Lenders”) and Agent, as agent for the Lenders (as amended, amended and restated, supplemented, increased, extended or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement);
     WHEREAS, it is a condition precedent to the Credit Agreement that the Grantor shall have entered into this Agreement in order to grant to the Agent for the benefit of the Agent and the Lenders (collectively, the “Secured Parties”) a security interest in the Collateral (as defined herein); and
     WHEREAS, the Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Documents;
     NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees with the Agent for the benefit of the Secured Parties as follows:
     Section 1. Definitions.
     (a) Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.
     (b) “Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.
     (c) “PRC” means the People’s Republic of China excluding Hong Kong, Macau Special Administrative Region and Taiwan.

     (d) “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
     (e) Unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC are used in this Agreement as such terms are defined in such Article 8 or 9.
     Section 2. Grant of Security Interest. To secure the due and prompt payment and performance by the Grantor of the Obligations (as defined below), the Grantor hereby pledges, charges, assigns and grants to the Agent, for itself and for the benefit of the other Secured Parties, a continuing security interest in and valid Lien upon all of the Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by the Grantor, wherever located and whether now or hereafter existing or arising, to the extent and only to the extent such property is attributable to Media Assets (collectively, the “Collateral”):
     (a) all license agreements, media rights agreements, distribution agreements, content agreements, program agreements, broadcast agreements, syndication agreements, simulcast agreements, transmission agreements, and similar agreements with respect to television (including analogue terrestrial, digital terrestrial, cable, satellite, internet and mobile wireless) operations in the PRC, including, without limitation those contracts, agreements and documents described on Schedule X hereto;
     (b) the following (collectively, the “Security Collateral”):
     (i) (A) all Capital Stock of whatever class of any Media Company (including (x) the Capital Stock set forth on and as otherwise described on Schedule I hereto and issued by the Media Company named therein and (y) all additional Capital Stock of any Media Company acquired by the Grantor),(B)  the certificates and instruments, if any, representing or evidencing the same and (D) all dividends, distributions, return of capital, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Capital Stock and all subscription warrants, rights and options issued thereon or with respect thereto (collectively, the “Pledged Equity”);
     (ii) the indebtedness owed to the Grantor (including (A) the indebtedness set forth on Schedule II hereto and issued by the obligors named therein and (B) all additional indebtedness from time to time owed to the Grantor), and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness (collectively, the “Pledged Debt”);
     (c) all accounts, chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts, letter-of-credit rights and general intangibles (as such term is defined in the UCC and including, without limitation, payment intangibles), and other obligations of any kind, whether or not arising out of or in connection with the sale, lease, license or assignment of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreement, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (collectively, the “Receivables”);
     (d) the following (collectively, the “Intellectual Property Collateral”):
     (i) all United States, international and foreign patent, patent application, utility models, and statutory invention registrations, including, without limitation, the patents and patent applications set forth in Schedule III hereto (as such Schedule III may be supplemented from time to time by supplements to this Agreement (each, an “IP Security Agreement Supplement”), executed and delivered by the Grantor to the Agent from time to time), together with all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, all inventions therein, all rights therein provided by international treaties or conventions and all improvements thereto, and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto (collectively, the “Patents”);
     (ii) all trademarks (including, without limitation, service marks), certification marks, collective marks, trade dress, logos, internet domain names, product configurations, trade names, business names, corporate names and other source identifiers, whether or not registered, whether currently in use or not, including, without limitation, all common law rights and registrations and application for registration thereof, including, without limitation, the trademark registrations and trademark applications set forth in Schedule IV hereto (as such Schedule IV may be supplemented form time to time by IP Security Agreement Supplements executed and delivered by the Grantor to the Agent from time to time), and all other marks registered in the U.S. Patent and Trademark Office or in any office or agency of any state or territory of the United States or any foreign country (but excluding any United States intent-to-use trademark application prior to the filing and acceptance of a Statement of Use or an Amendment to allege use in connection therewith to the extent that a valid security interest may not be taken in such an intent-to-use- trademark application under applicable law), and all rights therein provided by international treaties or conventions, all renewals of any of the foregoing, together in each case with the goodwill of the business connected therewith and symbolized thereby, and all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto (collectively, the “Trademarks”);
     (iii) all copyrights, copyright applications, copyright registrations and like protections in each work of authorship, whether statutory or common law, whether published or unpublished, any renewals or extensions thereof, all copyrights of works based on, incorporated in, derived from, or relating to works covered by such copyrights, including, without limitation, the copyright registrations and copyright applications set forth in Schedule V hereto (as such Schedule V may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by the Grantor to the Agent from time to time), together with all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto (collectively, the “Copyrights”);
     (iv) all proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical data, plans, blueprints, designs, models, recorded knowledge, surveys, architectural, structural, mechanical and engineering plans and specifications, studies, reports and drawing, test reports, manuals, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, the “Trade Secrets”);
     (v) all software, including, without limitation, computer software programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware, and documentations and materials relating thereto, and all rights with respect to the foregoing, together with any and all options, warranties, service contracts, program services, test rights, maintenance rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing (collectively, the “Computer Software”);
     (vi) all names, including, without limitation, combinations of words and abbreviations, that represent a uniquely identifiable internet protocol address of a World Wide Web internet location and all registrations thereof, including, without limitation, those names set forth on Schedule VI hereto (as such Schedule VI may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by the Grantor to the Agent from time to time), together with all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto (collectively, the “Domain Names”);
     (vii) all license agreements, permits, authorizations and franchises, whether with respect to the Patents, Trademarks, Copyrights, Trade Secrets, Computer Software or Domain Names, or with respect to the patents, trademarks, copyrights, trade secrets, computer software or other proprietary right of any other Person, and all income, royalties and other payments now or hereafter due and/or payable to the Grantor with respect thereto, subject, in each case, to the terms of such license agreements, permits, authorizations and franchises, including, without limitation, those licenses set forth on Schedule IX (collectively, the “Licenses”); provided, however, that to the extent that the consent of any other party to any of the Licenses is required, under the terms thereof, for the collateral assignment thereof, then this Agreement shall not affect any collateral assignment of (or otherwise be applied so as to cause a default under) such Licenses;
     (viii) any and all claims for damages for past, present and future infringement, misappropriation or breach with respect to the Patents, Trademarks, Copyrights, Trade Secrets, Computer Software, Domain Names or Licenses, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and
     (ix) any and all other Intellectual Property.

     (e) all commercial tort claims described in Schedule VII hereto (collectively, the “Commercial Tort Claims”);
     (f) all books and records (including, without limitation, customer lists, credit files, computer programs, software, printouts and other computer materials and records) of the Grantor pertaining to any of the Collateral; and
     (g) all proceeds (as such term is defined in the UCC), products, offspring, rents, profits, royalties, revenues, issues, income, benefits, accessions, additions, substitutions and replacements of and to any of the property of the Grantor described in the preceding clause (a) through (e) of this Section (including, without limitation, all causes of action, claims, warranties and guaranties now or hereafter held by the Grantor in respect of any of the items listed above).
     Notwithstanding anything to the contrary contained herein, in no event shall the Collateral include or the security interest granted under Section 2 hereof attach to (a) any lease, license, contract, property right or agreement to which the Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of the Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) or any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided, however, that the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property right or agreement that does not result in any of the consequences specified in clauses (i) or (ii) above and the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Agent’s continuing security interest in and Liens upon any rights or interests of the Grantor in or to monies due or to become due under any such lease, license, contract, property right or agreement; or (b) any outstanding Capital Stock of a Subsidiary organized under the laws of the PRC; provided that immediately upon (i) an amendment of the laws of the PRC which allows the pledge of Capital Stock of a Person organized under the laws of the PRC without the consent of any Governmental Body of the PRC or (ii) obtaining such consent from a Governmental Body of the PRC, the Collateral shall include, and the security interest granted by the Grantor shall attach to, such Capital Stock of a Subsidiary organized under the laws of the PRC.
     Section 3. Obligations Secured. The Collateral hereunder constitutes and will constitute continuing security for all of the indebtedness, obligations and liabilities of the Credit Parties to the Agent and/or the Lenders and their permitted successors and assigns under the Credit Agreement and the other Credit Documents, in each case as such instrument is originally executed on the date hereof or as modified, amended, restated, supplemented, increased or extended hereafter, whether such obligations are now existing or hereafter arising, direct or indirect, absolute or contingent, due or to become due whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the

Bankruptcy Code), matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to each Credit Party, would have accrued on any obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise and all obligations of each Credit Party to the Agent and/or the Lenders arising out of any extension, increase, refinancing or refunding of any of the foregoing obligations (collectively, the “Obligations”).
     Section 4. Grantor Remain Liable. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) neither the Agent nor any Lender shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Credit Document and (d) neither the Agent nor any Lender be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
     Section 5. Pro Rata Security; Application of Proceeds of Collateral. All amounts owing with respect to the Obligations shall be secured pro rata by the Collateral without distinction as to whether some Obligations are then due and payable and other Obligations are not then due and payable. Upon any realization upon the Collateral by the Agent and/or the Lenders, whether by receipt of insurance proceeds pursuant to Section 6(d) hereof or upon foreclosure and sale of all or part of the Collateral pursuant to Section 11 hereof or otherwise, the Grantor, the Agent and the Lenders agree that the proceeds thereof shall be applied (i) first, to the payment of expenses incurred with respect to maintenance and protection of the Collateral and of expenses incurred pursuant to Section 15 hereof with respect to the sale of or realization upon any of the Collateral or the perfection, enforcement or protection of the rights of the Agent and/or the Lenders (including reasonable attorneys’ fees and expenses of every kind), (ii) second, to all amounts of interest, expenses and fees outstanding which constitute the Obligations; (iii) third, to all amounts of principal outstanding under the Obligations; and (iv) fourth, any proceeds remaining after the repayment of all of the Obligations to be paid over to the Grantor or such other Person or Persons as may be entitled thereto. The Grantor shall remain liable for any deficiency remaining unpaid after the application of proceeds in accordance with the foregoing provisions. The Grantor agrees that all amounts received with respect to any of the Obligations, whether by realization on the Collateral or otherwise, shall be applied to the payment of the Obligations in accordance with the provisions of this Section 5.
     Section 6. Representations and Covenants of the Grantor.
     (a) Location of Chief Executive Offices; Domicile; Organizational Identification Number. The Grantor represents that set forth on Schedule VIII are (i) the location of its chief executive office and the location where its books and records are kept, (ii) the jurisdiction of its organization or formation, (iii) its organizational identification number (if any), (iv) a true and correct list of all localities where the property of the Grantor comprising the Collateral is located.

The Grantor agrees that it will not change its name, organizational identification number (if any), the jurisdiction of its organization or the location of its chief executive office or the location where its books and records are kept without providing at least thirty (30) days’ prior written notice to the Agent.
     (b) Ownership of Collateral.
     (i) The Grantor represents that it is the owner of the Collateral free from any adverse Lien, security interest or encumbrance, except as expressly permitted by the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing the Grantor or any trade name of the Grantor as debtor is on file in any recording office (including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office), except such as may have been filed in favor of the Agent relating to the Credit Documents or as otherwise permitted under the Credit Agreement.
     (ii) Except for the security interests herein granted and except as expressly permitted by Section 6.1(b) of the Credit Agreement, the Grantor shall be the owner of the Collateral free of any Liens, charges or other encumbrances, and the Grantor shall defend the same against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Agent and/or the Lenders. Except as otherwise expressly permitted by the Credit Agreement, the Grantor shall not pledge, mortgage or create or suffer to exist a security interest in, Lien on or charge against the Collateral (other than the Permitted Liens) of the Grantor in favor of any Person other than the Agent and the Lenders.
     (c) Transfers and Other Liens. The Grantor agrees that it will not (i) sell or offer to sell, assign or otherwise transfer, or grant any option with respect to, the Collateral, any portion thereof, or any interest therein except as expressly permitted by the Credit Agreement or (ii) create or suffer to exist any Lien or charge upon or with respect to any of the Collateral of the Grantor except for the pledge, assignment and security interest created under this Agreement and the Permitted Liens.
     (d) Insurance. The Grantor shall have and maintain at all times with respect to the Collateral such insurance as is required by the Credit Agreement.
     (e) Maintenance of Collateral. The Grantor shall keep the Collateral in good order and repair, ordinary and reasonable wear and tear excepted, and will not use the same in violation of law or any policy of insurance thereon. The Agent and any Lender may inspect the Collateral at any reasonable time, wherever located. Except as otherwise provided in the Credit Agreement, the Grantor shall pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon this Agreement. In its discretion, the Agent may discharge taxes and other encumbrances at any time levied or placed on the Collateral, which remain unpaid in violation of the Credit Agreement, make repairs thereof and pay any necessary filing fees incurred in connection with the perfection, protection or enforcement of Agent’s rights hereunder. The Grantor agrees to reimburse the Agent on demand for any and all expenditures so made, and until paid, the amount thereof shall be a debt secured by the Collateral. The Agent shall have no obligation to the Grantor to make any such expenditures, nor shall the making thereof relieve the Grantor of any default.
     (f) Creation and Perfection of Lien. The Grantor represents and warrants to the Agent and the Lenders and covenants with the Agent and the Lenders that this Agreement creates a valid Lien and charge upon and security interest in the Collateral as security for the payment and performance of the Obligations, subject to no other encumbrances, charges, security interests or Liens other than Permitted Liens. Upon (i) the filing of UCC-l financing statements in the form attached hereto as Exhibit A (the “Financing Statement”) (A) in the jurisdiction of organization of the Grantor under the UCC or (B) if the Grantor is a Person organized outside of the United States of America, in Washington D.C., against the Grantor as the same may be in effect from time to time in the jurisdiction of organization of the Grantor, (ii) the taking of possession by the Agent of any certificates constituting the Security Collateral, to the extent such Security Collateral are represented by certificates, together with undated powers endorsed in blank by the Grantor, in each case naming the Grantor as debtor and the Agent, for itself and for the benefit of the Lenders, as secured party, (iii) with respect to the Accounts, delivery of account control agreements in favor of the Agent and notice and agreement of the depository bank to be bound by the terms thereof, (iv) the filing of the Intellectual Property Security Agreement in the form attached hereto as Exhibit B with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, and (v) all other filings required under the laws of the jurisdiction of organization of the Grantor, including the entering of the Lien of the Agent in the register of members or the share register of the entity whose equity is being pledged in accordance with the constitutive documents of such entity and the laws of the jurisdiction of organization of such entity and the registration of the charge against each Grantor’s assets in the appropriate office of the jurisdiction of organization of the Grantor, all filings, assignments, pledges and deposits of documents or instruments will have been made and all other actions will have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent’s security interest, Lien and charge for itself and for the benefit of the Lenders in such of the Collateral as to which a security interest may be perfected by filing or possession under the UCC and under the laws of the jurisdiction of organization of the Grantor, and such security interest, Lien and charge shall remain senior and prior to all other Liens, except for Permitted Liens. No further filings, recordings or other actions are or will be necessary to maintain the priority of such security interest with respect to such Collateral other than the filing of UCC continuation statements within six months prior to the expiration of a period of five years after the original filing and any amendments that may be required from time to time to maintain the validity and/or sufficiency of such filing under the UCC and under the laws of the jurisdiction of organization of the Grantor. The Collateral and the Agent’s and Lenders’ rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses.
     (g) No Further Actions. Except for the filings and agreements referred to in paragraph (f) above, no consent, authorization, approval or other action by, and no notice of filing with, any governmental authority or regulatory body or other Person that has not been received, taken or made is required (i) for the grant by the Grantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Grantor, (ii) for the perfection and maintenance of the security interest referred to in paragraph (f) above (including the first priority nature of such security interest) to the extent such security interest may be perfected by such filings or possession referred to in paragraph (f) above, or (iii) for the exercise by the Agent and/or the Lenders of the rights or the remedies in respect of the Collateral pursuant to this Agreement.
     (h) Accounts Receivable. The Grantor shall keep or cause to be kept separate records of accounts which are complete and accurate in all material respects, and from time to time upon the request of the Agent, at reasonable intervals and upon reasonable notice, shall deliver to the Agent and the Lenders a list of the names, addresses, face value, and dates of invoices for each debtor obligated on an account receivable (which records may be provided in an electronic format reasonably acceptable to the Agent); provided, however, that except after the occurrence of an Event of Default and during the continuation thereof, neither the Agent nor any Lender shall contact the Grantor’s account debtors without five (5) Business Days’ written notice to the Grantor.
     (i) Government Contracts. The Grantor agrees that, at the request of the Agent, it shall execute all such documents, and take all such actions, as such Person shall reasonably determine to be necessary or appropriate from time to time under the Federal Assignment of Claims Act of 1940, as amended, and any other applicable non-U.S. Regulation in order to confirm and assure to the Agent its rights under this Agreement with respect to any and all Collateral consisting of the Grantor’s rights to monies due or to become due under any contracts or agreements with or orders from the United States or any foreign Governmental Body, the assignment of which is not prohibited by such contract or agreement.
     (j) Delivery of Certificated Security Collateral. The Grantor represents that, as of the Closing Date, all certificates evidencing any Security Collateral to be delivered hereunder have been delivered to the Agent. The Grantor agrees that it shall forthwith deliver and pledge to, and grant a charge against in favor of the Agent, for itself and for the benefit of the Lenders, all certificates representing securities which it shall acquire on or after the date hereof, whether by purchase, stock dividend, distribution of capital or otherwise, along with stock powers or other appropriate instruments of assignment with respect thereto, duly executed in blank.
     (k) Cooperation. The Grantor agrees, after the occurrence and during the continuance of an Event of Default, to take any actions that the Agent and/or the Required Lenders may reasonably request in order to enable the Agent and the Lenders to obtain and enjoy the full rights and benefits granted to them by the Credit Agreement and the other Credit Documents. The Grantor further consents, after the occurrence and during the continuance of an Event of Default, to the transfer of control or assignment of all or any portion of the Collateral to a receiver, trustee, transferee, or similar official or to any purchaser of the Collateral pursuant to any public or private sale, judicial sale, foreclosure or exercise of other remedies available to the Agent and/or the Lenders as permitted by the Credit Documents, applicable law or otherwise, subject to the receipt of any required Governmental Approvals.
     (l) Access to Books and Records and the Collateral. The Grantor shall permit the Agent’s representatives to have access to its books and records and the Collateral from time to time (which shall be (i) during regular business hours provided that there is not then a Default or Event of Default that has occurred and is continuing and (ii) at any time if a Default or Event of Default has occurred and is continuing), as requested by such Person, for purposes of examination, verification, inspection, and appraisal thereof and/or any other purpose permitted by the Credit Documents. Except after the occurrence of a Default or an Event of Default, the Agent shall give the Grantor at least one Business Day’s telephonic notice before exercising the rights granted in the preceding sentence.
     (m) Intellectual Property. As to the Grantor’s Intellectual Property Collateral:
     (i) Grantor’s Rights. The rights of the Grantor in or to any material Intellectual Property Collateral do not conflict with, misappropriate or infringe the intellectual property rights or any third party, and no claim has been asserted that the use of such Intellectual Property Collateral does or may infringe the intellectual property rights of any third party.
     (ii) Ownership. Without limiting the generality of Section 6(b), the Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to any material Intellectual Property Collateral and is entitled to use all such Intellectual Property Collateral without limitation, subject only to the license terms of the Licenses.
     (iii) Identification of Intellectual Property Collateral. Set forth on Schedule III hereto is a complete and accurate list of all Intellectual Property Collateral consisting of the patents and patent applications owned by the Grantor. Set forth on Schedule IV hereto is a complete and accurate list of all Intellectual Property Collateral consisting of the trademark and service mark registrations, all trademark and service mark applications and all other material trademarks service marks, trade names and other indicia of origin owned by the Grantor. Set forth on Schedule V hereto is a complete and accurate list of all copyright registration, copyright applications and all material common law copyrights and works of authorship owned by the Grantor. Set forth on Schedule VI hereto is a complete and accurate list of all Intellectual Property Collateral consisting of the internet domain names and all internet domain name registrations owned by the Grantor. The Grantor has made all necessary filings and recordations to protect and maintain its interest in the patents, patent applications, trademark and service mark recordations, material trademarks, service marks, trade names and other indicia of origin, copyright registrations and copyrights applications, material common law copyrights and works of authorship, internet domain names, interest domain name registrations and Licenses set forth on Schedules III, IV, V and VI hereto (collectively, the “Scheduled IP Assets”).
     (iv) Validity of Intellectual Property Collateral. Each of the Scheduled IP Assets (except for Licenses, which are addressed below) is subsisting and has not been adjudged invalid, unregisterable or unenforceable, in whole or in part, and is valid and enforceable. Each License of the Grantor is, to the best of the Grantor’s Knowledge, subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and is, to the best of the Grantor’s Knowledge, valid and enforceable. The Grantor is not aware of any uses of any item of Intellectual Property Collateral which would be expected to lead to such item becoming invalid or unenforceable, including unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with such Intellectual Property Collateral.

     (v) Proper Notice. The Grantor has used the applicable U.S. and non-U.S. proper statutory notice in connection with its use of the patents, registered trademarks and service marks, and copyrights and internet domain names set forth on Schedules III, IV, V and VI.
     (vi) No Outstanding Claims. No claim has been made, continuing or, to the Grantor’s Knowledge, threatened to or by the Grantor, that any items of Intellectual Property Collateral is invalid or unenforceable or that the use by the Grantor of any Intellectual Property Collateral does or may violate the rights of any Person. There is currently no infringement or unauthorized use of any item of Intellectual Property Collateral. There is currently no use of Intellectual Property Collateral that violates the rights of any Person.
     (vii) Quality Control. The Grantor has taken all reasonable steps to use consistent standards of quality in the manufacture, distribution and sale of all products sold and the provision of all services provided under or in connection with any of the Intellectual Property Collateral, and has taken all commercially reasonable steps to ensure that all licensed users of any of the Intellectual Property Collateral, use such consistent standards of quality.
     Section 7. Covenants and Further Assurances Regarding Intellectual Property Collateral.
     (a) The Grantor agrees that it shall not (i) sell, assign (by operation of applicable U.S. and non-U.S. law or otherwise), transfer or otherwise dispose of, or grant any option with respect to, any of the Intellectual Property Collateral, or any portion thereof, or any interest therein, except as expressly permitted by the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Intellectual Property Collateral, except for the pledge, assignment and security interest created by this Agreement and except for Permitted Liens.
     (b) Without limiting the generality of Section 7(a) above, the Grantor will, upon the reasonable request of the Agent, with respect to the Intellectual Property Collateral, execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary, or as the Agent may reasonably request, in order to perfect and preserve under both applicable U.S. and non-U.S. Regulations the pledge, assignment, Lien, priority and security interest granted or purported to be granted hereby, including, without limitation, one or more Intellectual Property Security Agreements in substantially the form attached hereto as Exhibit B, and any updates or amendments of any such agreements.
     (c) The Grantor will furnish to the Agent from time to time statements and schedules further identifying and describing the Intellectual Property Collateral and such other reports in connection with the Intellectual Property Collateral as the Agent may reasonably request, all in reasonable detail.
     (d) The Grantor acknowledges and agrees that, if it obtains an ownership interest in any patent, patent application, patentable invention, trademark, service mark, trade name, trade dress, other indicia of trade origin, trademark or service mark registration, trademark or service mark application, copyright, copyright registration, copyright application, work of authorship, internet domain name, internet domain name registration or any interest in a License or other intellectual property, which is not now a part of the Intellectual Property Collateral (the “New IP Collateral”), (i) the provisions of Section 2 will automatically apply thereto, and (ii) any such New IP Collateral (together with the goodwill of the business connected with the use of any trademark, service mark, trade name, trade dress, other indicia of trade origin and symbolized by same that is included in the New IP Collateral) will automatically become part of the Intellectual Property Collateral; provided, however, that to the extent the consent of any other party to any such License is required, under the terms thereof, for the collateral assignment thereof, then this Agreement shall not affect any collateral assignment of (or otherwise be applied so as to cause a default under) such License for so long as (but only for so long as) such consent would be required and has not been obtained, but the foregoing shall in no way be construed so as to limit, impair or otherwise affect the Agent’s security interest and Lien upon any rights or interests of the Grantor in or to monies due or to become due under such License. The Grantor authorizes the Agent to modify this Agreement by amending Schedules III, IV, V and VI hereto (and shall cooperate with the Agent in effecting any such amendment) to include any patent, patent application, trademark or service mark registration, trademark or service mark application, material trademark, service mark, trade name and other indicia of origin, copyright registration and copyright application, material common law copyright and work of authorship, internet domain name, internet domain name registration, License or other New IP Collateral which becomes part of the Intellectual Property Collateral.
     (e) With respect to each material patent, patent application, trademark or service mark registration, trademark or service mark application, copyright registration or copyright application, internet domain name or internet domain name registration set forth in Schedule III, IV, V or VI hereto (as amended from time to time), the Grantor agrees to take all reasonably necessary steps, including, without limitation, in the United States Patent and Trademark Office and the United States Copyright Office, in any court and in any applicable foreign jurisdiction, to (i) maintain each such patent, trademark or service mark registration, copyright registration, internet domain name registration and (ii) pursue each such patent application, trademark or service mark application and copyright application now or hereafter included in the Intellectual Property Collateral, including, without limitation, the filing of responses to office actions issued by the United States Patent and Trademark Office, the filing of affidavits under Sections 8 and 15 of the United States Trademark Act, the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for re-issue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. The Grantor agrees to take corresponding steps under applicable U.S. and non-U.S. Regulations with respect to each new or acquired material patent, patent application, trademark or service mark registration, trademark or service mark application, material trademark, service mark, trade name and other indicia of origin, copyright registration and copyright application, material common law copyright, work of authorship, internet domain name and internet domain name registration, to which it is now or later becomes entitled. Any and all expenses incurred in connection with such activities will be borne by the Grantor. The Grantor shall not discontinue use of or otherwise abandon any patent, patent application, trademark or service mark registration, material trademark, service mark, trade name and other indicia of origin, copyright registration and copyright application, material common law copyright, work of authorship, internet domain name and interest domain name registration now or hereafter included in the Intellectual Property Collateral, unless the Grantor shall have first (x) determined in its sound and reasonable business judgment that such use or pursuit or maintenance of same is no longer desirable in the conduct of the Grantor’s business and that such Intellectual Property Collateral is not material to the Grantor’s business, (y) provided the Agent written notice of its intent to abandon or discontinue, and (z) obtained the express prior written consent of the Required Lenders.
     (f) The Grantor agrees to notify the Agent promptly and in writing if it learns (i) that any item of material Intellectual Property Collateral has been determined to have become abandoned or dedicated to the public, (ii) of the institution of any proceeding by or against the Grantor (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office, the Copyright Office, any court or any foreign jurisdiction) regarding any infringement or unauthorized use of (or similar claim with respect to) an item of material Intellectual Property Collateral, or (iii) of any adverse determination in any such proceeding.
     (g) In the event that any item of material Intellectual Property Collateral is infringed or misappropriated by a third party, the Grantor shall promptly notify the Agent and will take such actions as the Grantor or, following the occurrence and during the continuance of a Default of an Event of Default, the Agent deems reasonable and appropriate under the circumstances to protect such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation. Any expense incurred in connection with such activities will be borne by the Grantor.
     (h) The Grantor shall use the applicable U.S. and non-U.S. proper statutory notice in connection with its use of each of its patents, registered trademarks and service marks, copyrights and internet domain names contained in Schedule III, IV, V or VI.
     Section 8. Securities as Collateral.
     (a) Upon the occurrence and during the continuance of an Event of Default, the Agent may at any time, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. If the Agent so elects to exercise its right herein and gives notice of such election to the Grantor, upon the occurrence and during the continuance of an Event of Default to the extent permitted under applicable U.S. and non-U.S. law, the Agent may vote any or all of the securities constituting Collateral possessing voting rights (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) and give all consents, waivers and ratifications in respect of the securities constituting Collateral and otherwise act with respect thereto as though it were the outright owner thereof, the Grantor hereby constituting and appointing the Agent the proxy and attorney-in-fact of the Grantor, with full power of substitution, to do so. This power of attorney is coupled with an interest and may not be revoked by the Grantor while any Obligations are owing to the Agent and/or Lenders. So long as no Event of Default is continuing, the Grantor shall be entitled to receive all cash dividends paid in respect of the securities of which the Grantor is the registered owner, to vote such securities and to give consents, waivers and ratifications in respect of such securities, provided that no vote shall be cast, or consent, waiver or ratification given or action taken which would be inconsistent with or violate any provisions of any of the Credit Documents or this Agreement.
     (b) Any sums paid upon or with respect to any of the securities constituting Collateral upon the liquidation or dissolution of the issuer thereof shall be paid over to the Agent to be held by it as security for the Obligations; and in case any distribution of capital shall be made on or in respect of any of the securities or any property shall be distributed upon or with respect to any of the securities pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent to be held by it as security for the Obligations. All sums of money and property paid or distributed in respect of the securities upon such a liquidation, dissolution, recapitalization or reclassification which are received by the Grantor shall, until paid or delivered to the Agent, be held in trust for the Agent as security for the Obligations.
     Section 9. Power of Attorney.
     (a) The Grantor acknowledges the Agent’s right, to the extent permitted by applicable law, singly to execute and/or file financing or continuation statements and similar notices required by applicable U.S. and non-U.S. law, and amendments thereto, concerning the Collateral without execution by the Grantor. A copy of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.
     (b) The Grantor hereby irrevocably appoints the Agent as the Grantor’s attorney-in-fact, effective at all times subsequent to the occurrence of an Event of Default, and during the continuance thereof, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purpose of this Agreement, including, without limitation, the power and right (i) to endorse the Grantor’s name on any checks, notes, acceptances, money orders, drafts, filings or other forms of payment or security of the Grantor that may come into the Agent’s possession, and (ii) to do all other things which the Agent then determines to be necessary to carry out the terms of this Agreement; provided, however, the Agent acknowledges that applicable law does not permit the grantee of a power of attorney to execute any application, report, document or other instrument to be filed with the Federal Communications Commission on behalf of and in place of the party granting such power of attorney, except in the case of the grantor’s absence from the United States, or in the case of grantor’s physical disability. The Grantor ratifies and approves all acts of such attorney-in-fact. The power conferred on the Agent hereunder is solely to protect the Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Agent to exercise such power. This power of attorney is coupled with an interest and may not be revoked by the Grantor while any Obligations are owing to the Agent or the Lenders.
     Section 10. Special Provisions Relating to Certain Collateral.
     (a) Intellectual Property. For the purpose of enabling the Agent to exercise rights and remedies under Section 11 of this Agreement at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Grantor hereby grants to the

Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by the Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.
     (b) Accounts Receivable. Until the Agent elects (which election may be made after the occurrence of an Event of Default and during the continuation thereof) that debtors on accounts receivable of the Grantor or obligors on accounts, chattel paper or general intangibles of the Grantor or obligors on instruments for which the Grantor is an obligee or lessees or conditional vendees under agreements governing the leasing or selling by conditional sale of Collateral by the Grantor, be notified of the Agent’s and Lenders’ security interest, the Grantor shall continue to collect payment thereof. Upon the making of such an election by the Agent, the Grantor shall hold the proceeds received from collection as trustee for the Agent and shall turn the same over to the Agent, or to such other bank or Person as may be approved by the Agent, immediately upon receipt in the identical form received. At the election of the Agent, after the occurrence of an Event of Default and during the continuance thereof, the Grantor shall so notify such account debtors and obligors that payment thereof is to be made directly to the Agent, and the Agent may itself, at any time after the occurrence of an Event of Default and during the continuance thereof, without notice to or demand upon the Grantor, so notify such account debtors and obligors. The making of such an election or the giving of any such notification shall not affect the duties of the Grantor described above with respect to proceeds of collection of accounts receivable received by the Grantor. The Agent shall apply the proceeds of such collection received by the Agent to the Obligations in accordance with Section 5 of this Agreement. The application of the proceeds of such collection shall be conditional upon final payment in cash or solvent credits of the items giving rise to them. If any item is not so paid, the Agent in its discretion, whether or not the item is returned, may either reverse any credit given for the item or charge it to any deposit account maintained by the Grantor with the Agent.
     Section 11. Events of Default; Remedies.
     (a) Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Obligations are due, the Agent may (on behalf of itself and the Lenders) demand, sue for, collect, or make any settlement or compromise it deems desirable with respect to the Collateral.
     (b) An “Event of Default” hereunder shall mean an Event of Default as such term is defined in the Credit Agreement.
     (c) Upon the occurrence and during the continuance of an Event of Default, to the fullest extent permitted by applicable law, in addition to the remedies set forth elsewhere in this Agreement:
     (i) The Agent shall have (on behalf of itself and the Lenders), in addition to all other rights and remedies given it by any instrument or other agreement evidencing, or executed and delivered in connection with, any of the Obligations and otherwise allowed by law, the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Collateral and applicable non-U.S. law may be located and without limiting the generality of the foregoing, the Agent may immediately, without (to the fullest extent permitted by law) demand of performance or advertisement or notice of intention to sell or of time or place of sale or of redemption or other notice or demand whatsoever (except that the Agent shall give to the Grantor at least ten days’ notice of the time and place of any proposed sale or other disposition), all of which are hereby expressly waived to the fullest extent permitted by law, sell at public or private sale or otherwise realize upon, the whole or from time to time any part of the Collateral in or upon which the Agent and/or the Lenders shall have a security interest or Lien hereunder, or any interest which the Grantor may have therein, and after deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for legal services) as provided in Section 15 hereof, shall apply the residue of such proceeds toward the payment of the Obligations in accordance with Section 5 of this Agreement, the Grantor remaining liable for any deficiency remaining unpaid after such application. If notice of any sale or other disposition is required by law to be given to the Grantor, then the Grantor, the Agent and the Lenders hereby agree that a notice given as provided in this Agreement shall be reasonable notice of such sale or other disposition. The Grantor also agrees to assemble the Collateral at such place or places as the Agent reasonably designates by written notice. At any such sale or other disposition the Agent and/or any Lender may itself, and any other person or entity owed any Obligation may itself, to the extent permitted by applicable law, purchase the whole or any part of the Collateral sold, free from any right of redemption on the part of the Grantor, which right is hereby waived and released to the fullest extent permitted by law.
     (ii) Furthermore, without limiting the generality of any of the rights and remedies conferred upon the Agent and/or any Lender under Section 11 (c)(i) hereof, the Agent to the fullest extent permitted by applicable U.S. and non-U.S. law, may enter upon the premises of the Grantor, exclude the Grantor or any guarantor therefrom and take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court therefor, and may, at its option, use, operate, manage and control the Collateral in any lawful manner and may collect and receive all rents, income, revenue, earnings, issues and profits therefrom, and may maintain, repair, renovate, alter or remove the Collateral as the Agent and/or such Lender may determine in its discretion, and any such monies so collected or received by such Person shall be remitted to the Agent and shall be applied to, or may be accumulated for application upon, the Obligations in accordance with Section 5 of this Agreement.
     (iii) Each of the Agent and the Lenders agrees that such Person will give notice to the Grantor of any enforcement action taken by it pursuant to this Section 11 promptly after commencing such action.
     (iv) The Grantor recognizes that the Agent and/or the Lenders may be unable to effect a public sale of securities constituting Collateral by reason of certain prohibitions contained in the Securities Act and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers consistent with all applicable laws. The Grantor agrees that any such private sales may be at prices and other terms less favorable to the Grantor than if sold at public sales and that such private sales shall not solely by reason thereof be deemed not to have been made in a commercially reasonable manner. Neither the Agent nor the Lenders shall be under any obligation to delay a sale of any of the securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended, even if the issuer would agree to do so.
     (d) For the purposes of enabling the Agent to exercise rights and remedies under this Section 11, at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Grantor hereby grants to the Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by the Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.
     Section 12. Marshalling. Neither the Agent nor any Lender shall be required to marshal any present or future security for (including but not limited to this Agreement and the Collateral subject to the security interest created hereby), or guarantees of, the Obligations or any of them, or to resort to such security or guarantees in any particular order; and all of its rights hereunder and in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Grantor hereby agrees that it will not invoke any law relating to the marshalling of Collateral which might cause delay in or impede the enforcement of the Agent’s and/or any Lender’s rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed, and to the extent that it lawfully may do so the Grantor hereby irrevocably waives the benefits of all such laws. Except as otherwise provided by applicable law, neither the Agent nor the Lenders shall have any duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the sole custody thereof.
     Section 13. Security Interest Absolute. To the extent permitted by applicable law, the obligations of the Grantor under this Security Agreement shall remain in full force and effect without regard to, and shall not be impaired by (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Grantor, to the extent permitted by law; (b) any exercise or nonexercise, or any waiver, by the Agent and/or any Lender of any right, remedy, power or privilege under or in respect of any of the Obligations or any security therefor (including this Agreement); (c) any amendment to or modification of any instrument evidencing any of the Obligations or pursuant to which any of them were issued; (d) any amendment to or modification of any instrument or agreement (other than this Agreement) securing any of the Obligations; or (e) the taking of additional security for or any guaranty of any of the Obligations or the release or discharge or termination of any security or guaranty for any of the Obligations; and whether or not the Grantor shall have notice or knowledge of any of the foregoing.

     Section 14. No Waiver. No failure on the part of the Agent and/or any Lender to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by such Person of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to the Agent and/or any Lender or the future holders of any of the Obligations or allowed to any of them by applicable U.S. and non-U.S. law or other agreement, including, without limitation, each of the Credit Documents, shall be cumulative and not exclusive of any other, and, subject to the provisions of this Agreement, may be exercised by the Agent and/or any Lender or the future holders of any of the Obligations from time to time.
     Section 15. Expenses. The Grantor agrees to pay, on demand, all reasonable costs and expenses (including reasonable attorneys’ fees and expenses for legal services of every kind) of the Agent and/or any Lender incidental to the sale of, or realization upon, any of the Collateral or in any way relating to the perfection, enforcement or protection of the rights of such Person hereunder; and the Agent and/or such Lenders may at any time apply to the payment of all such costs and expenses all monies of the Grantor or other proceeds arising from its possession or disposition of all or any portion of the Collateral.
     Section 16. Consents, Amendments and Waivers. Any term of this Agreement may be amended, and the performance or observance by the Grantor of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only in accordance with the terms of Section 10.1 of the Credit Agreement all of which are incorporated herein by reference.
     Section 17. Agent’s Duties. The powers conferred on the Agent hereunder are solely to protect the Agent’s and Lenders’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Agent or any Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property. Any resignation of the Agent pursuant to the terms of the Credit Agreement shall result in the automatic resignation of the Agent under this Agreement.
     Section 18. Indemnity and Expenses. The Grantor hereby indemnifies, defends and saves and holds harmless each of the Agent and the Lenders and each of their Affiliates and their respective officers, directors, employees, agents, attorneys and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement and/or any other Credit Document (including, without limitation, enforcement of this Agreement and/or any other Credit Document), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s negligence or willful misconduct.
     Section 19. Governing Law. This Agreement and all claims, disputes and matters arising hereunder or related hereto shall be governed by and construed under the internal laws of the State of New York.
     Section 20. Parties in Interest. All terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Grantor may not assign or transfer its rights hereunder without the prior written consent of the Agent and the Required Lenders. Any assignment or transfer by each Grantor of its rights hereunder in violation of this Agreement shall be void ab initio.
     Section 21. Counterparts. This Agreement and any amendment hereof may be executed in any number of counterparts and by each party on a separate counterpart, which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic mail shall be effective as delivery of an original executed counterpart of this Agreement.
     Section 22. Continuing Security Interest; Assignments Under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Payment in Full in accordance with the Credit Agreement and the cancellation or termination of the Commitments, (ii) be binding upon the Grantor, its successors and assigns and (iii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and/or the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing sentence, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owning to it and the Note or Notes, if any, held by it).
     Section 23. Release; Termination.
     (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of the Grantor to any Person other than a Subsidiary that is required to be a Guarantor in a transaction which is permitted by the terms of the Credit Agreement, such Collateral will be sold, leased, transferred or otherwise disposed of free and clear of the Liens created hereby, and the Agent will, at the Grantor’s expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby.
     (b) Upon Payment in Full in accordance with the Credit Agreement, this Agreement and the Liens and security interests created hereunder shall automatically terminate and the Agent (on behalf of itself and the Lenders) shall return to the Grantor, at the expense of the Grantor, such Collateral in the possession or control of the Agent as has not theretofore been disposed of pursuant to the provisions hereof and shall deliver to the Grantor documents in recordable form (which documents shall be prepared by, and the expense thereof to be borne by, the Grantor) sufficient to discharge the Liens and security interests granted hereunder; provided, however, that in the event all or any portion of any payment of the Obligations is rescinded or recovered from the Agent or any Lender, this Agreement shall be automatically reinstated and continue and remain in full force and effect.
     Section 24. Further Assurances. The Grantor agrees that from time to time, at the expense of the Grantor, that it shall promptly execute and deliver all further instruments and documents (including, without limitation, financing statements, supplemental security agreements, notices of assignment under the United States Assignment of Claims Act and under similar or applicable local and foreign statutes and regulations), and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. In furtherance of the foregoing, the Grantor hereby authorizes the Agent to file financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired”. The Grantor shall furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.
     Section 25. Notices. Except as otherwise expressly provided herein, all notices and other communications made or required to be given pursuant to this Agreement shall be made in accordance with the provisions of Section 10.2 of the Credit Agreement.
     Section 26. [Reserved]
     Section 27. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
     Section 28. Integration; Conflict. This Agreement and the other Credit Documents contain and constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings, whether written or oral, of such parties. In the event that there is a conflict between any provision of this Agreement and the Credit Agreement, then the provisions of the Credit Agreement shall control.

     Section 29. Submission to Jurisdiction. Each of the parties hereto hereby agree to be bound by the provisions of Sections 11.15, 11.16, 11.17, 11.18, 11.19 and 11.20 of the Credit Agreement.
[Remainder of page intentionally left blank;
signature pages follow]

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by its authorized representatives as of the date first above written.

GRANTOR: XINHUA FINANCE MEDIA LIMITED
By:	/s/ Andrew Chang
	Name:	Andrew Chang
	Title:	Chief Financial Officer

[Signatures continue on next page]
Debt Security Agreement

S-1

AGENT: PATRIARCH PARTNERS AGENCY SERVICES, LLC
By:	/s/ Lynn Tilton
	Name:	Lynn Tilton
	Title:	Manager

Debt Security Agreement

S-2

EXHIBIT A
TO
SECURITY AGREEMENT
Form of UCC-1

EXHIBIT B
TO
SECURITY AGREEMENT
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT
     THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (as may be amended, supplemented or otherwise modified from time to time, this “IP Security Agreement”) dated [                    ], is made by                     , a                      (the “Grantor”) in favor of Patriarch Partners Agency Services, LLC (“PPAS”), as agent (the “Agent”) for the Lenders (as defined below).
     WHEREAS, Xinhua Finance Media Limited has entered into a Credit Agreement dated as of October 21, 2008 (as may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), with PPAS, as Agent, and the lenders party thereto (the “Lenders”). Capitalized terms used herein and not otherwise defined are used herein as defined in the Credit Agreement.
     WHEREAS, as a condition precedent to the making of advances, Grantor shall have executed that certain Security Agreement dated as of October 21, 2008 (as may be amended, supplemented or otherwise modified from time to time, the “Security Agreement”) by Grantor in favor of the Agent for the benefit of the Lenders and the Agent.
     WHEREAS, under the terms of the Security Agreement, Grantor has granted a security interest in certain intellectual property of Grantor to the Agent for the ratable benefit of the Lenders, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor agrees as follows:
     Section 1. Grant of Security. Grantor hereby grants to the Agent for the ratable benefit of the Lenders a security interest in and to all of Grantor’s right, title and interest in and to the following (the “Collateral”):
     (a) the United States and foreign trademark and service mark registrations, applications, and licenses set forth on Exhibit A hereto but excluding any United States intent-to-use trademark application prior to the filing of a Statement of Use or Amendment to Allege Use in connection therewith to the extent that a valid security interest may not be taken in such an intent-to-use trademark application under applicable law (the “Trademarks”);
     (b) any and all causes of action for past, present and future infringement or breach of the Trademarks, with the right, but not the obligation to sue for and collect, or otherwise recover, damages for such infringement or breach;
     (c) the United States, international and foreign patents, patent applications, utility models, and statutory invention registrations set forth on Exhibit B hereto (the “Patents”);

     (d) any and all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations of the Patents, all inventions in the Patents, and all rights provided in the Patents by international treaties or conventions and all improvements thereto;
     (e) the United States, international and foreign copyrights, copyright applications, copyright registrations and like protections in each work of authorship, whether statutory or common, whether published or unpublished, any renewals or extensions thereof, all copyrights of works based on, incorporated in, derived from, or relating to works covered by such copyrights, set forth on Exhibit C hereto (the “Copyrights”);
     (f) all claims for damages for past, present and future infringement, misappropriation or breach with respect to the Copyrights, with the right to sue for and collect or otherwise recover, such damages; and
     (g) any and all proceeds of the foregoing.
     Section 2. Submission to Jurisdiction. Each of the Lenders, Agent and Grantor hereby agrees to be bound by the provisions of Section 11.17, 11.18 and 11.19 of the Credit Agreement.
     Section 3. Waiver of Jury Trial. Each of the Lenders, Agent and Grantor hereby waives any right to a trial by jury in any Action to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered or to be delivered in connection with this Agreement and agrees that any Action will be tried before a court and not before a jury.
     Section 4. Recordation. Grantor authorizes and requests that the Commissioner of Patents and Trademarks and any other applicable government officer record this IP Security Agreement.
     Section 5. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     Section 6. Conflict Provision. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement and the Credit Agreement. The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement and the Credit Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this IP Security Agreement are in conflict with the Security Agreement or the Credit Agreement, the provisions of the Security Agreement or the Credit Agreement shall govern.
[Remainder of page intentionally left blank;
signature pages follow]

2

     IN WITNESS WHEREOF, Grantor has caused this Agreement to be duly executed and delivered by its manager thereunto duly authorized as of the date first above written.

[GRANTOR]

By:

Name:

Title:

Signature Page to Intellectual Property Security Agreement

Exhibit A: Trademarks

		Registration/	Issue/
		(Application)	(Application)
Country	Trademark	No.	Date

Exhibit B: Patents

PATENT NUMBER/TITLE	FILING DATE/STATUS
United States

Foreign

Exhibit C: Copyrights

Registration/
Country	Copyright	Application	Filing Date

Schedule I
to
Security Agreement
Pledged Equity

	Authorised share capital/
Pledged Shares	Registered Capital	Shares Outstanding	Certificate No.
One share, US $1.00 par value, in Starease Limited	50,000 shares	1 share	2

500 shares, US $1.00 par value, in Upper Step Holdings Limited	50,000 shares	500 shares	8, 10, 11

Schedule II
to
Security Agreement
Pledged Debt
None

Schedule III
to
Security Agreement
Patents
None

Schedule IV
to
Security Agreement
Trademarks
None

Schedule V
to
Security Agreement
Copyrights
None

Schedule VI
to
Security Agreement
Domain Names
None

Schedule VII
to
Security Agreement
Commercial Tort Claims
None

Schedule VIII
to
Security Agreement
Chief Executive Offices; Domicile; Organization Identification Number

Locations of
Chief Executive Office	Location of its books	Collateral	Jurisdiction of Incorporation
2201 Tower D Central International Trade Center 6A Jian Wai Avenue Chaoyang District Beijing, 100022, People’s Republic of China	2201 Tower D Central International Trade Center 6A Jian Wai Avenue Chaoyang District Beijing, 100022, People’s Republic of China	N/A	Cayman Islands

Schedule IX
to
Security Agreement
Licenses
None

Schedule X
to
Security Agreement
Media Contracts
•	The Media Rights Agreement entered into by and between Union Des Associations Eureopeennes De Football (“UEFA”) and the Grantor, dated as of August 15, 2008.

•	The Term Sheet Agreement between ASN Limited as licensor and the Grantor as licensee dated as of September 10, 2008.